NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 12, 2010	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704-382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy’s Cost Controls and Operational Excellence Lead

to Solid Full-Year 2009 Results

•	Company exceeds employee incentive target of $1.20 in 2009, based upon adjusted diluted earnings per share (EPS); adjusted diluted EPS for 2009 was $1.22 compared to $1.21 in 2008
•	Reported diluted EPS was $0.83 for 2009, compared to $1.07 in 2008
•	Fourth quarter 2009 adjusted EPS was 28 cents, compared with 27 cents for the fourth quarter 2008
•	Reported diluted EPS was 26 cents for both the fourth quarter 2009 and the fourth quarter 2008

CHARLOTTE, N.C. – Duke Energy’s cost control efforts and strong operational performance in 2009 resulted in full-year adjusted diluted earnings per share of $1.22, exceeding the employee incentive target of $1.20. Adjusted diluted EPS in 2008 was $1.21. Full-year reported diluted EPS was $0.83 for 2009, compared to $1.07 in 2008.

Fourth quarter 2009 adjusted diluted EPS was 28 cents, compared to 27 cents for fourth quarter 2008. Reported diluted EPS was 26 cents for both the fourth quarter 2009 and the fourth quarter 2008.

The company was able to achieve this performance in part by exceeding its target of reducing operations and maintenance costs by $150 million in 2009, while also exceeding prior-year operational performance for its generation fleet.

Industrial sales volumes adversely affected earnings during 2009, declining by approximately 14 percent year-over-year, on a weather-normalized basis. Fourth quarter 2009 industrial sales declined less than 5 percent, a pace of decline that was slower than earlier in 2009 as the economy showed signs of continued stabilization.

“Our performance in 2009 was very solid. Despite year-over-year declines in retail sales volumes, we exceeded our employee incentive target by controlling our costs and managing our operations exceptionally well,” said James E. Rogers, chairman, president and chief executive officer. “Although the economy has been challenging, the second half of 2009 showed signs of stabilization.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2009 EPS Impact	4Q2008 EPS Impact
Fourth-quarter 2009
• Costs to Achieve, Cinergy Merger	$(2)	$1	—	—
• Impairments	$(18)	$6	—	—
• Mark-to-market impact of economic hedges	$(32)	$12	$(0.02)	—

Fourth-quarter 2008
• Costs to Achieve, Cinergy Merger	$(10)	$4	—	—
• Mark-to-market impact of economic hedges	$(110)	$40	—	$(0.06)
Total diluted EPS impact			$(0.02)	$(0.06)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2009 EPS	4Q2008 EPS
Diluted EPS from continuing operations, as reported	$0.26	$0.21
Diluted EPS from discontinued operations, as reported	—	—
Diluted EPS from extraordinary items, as reported	—	$0.05
Diluted EPS, as reported	$0.26	$0.26
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	—	—
• Diluted EPS from extraordinary items	—	$(0.05)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.02	$0.06
Diluted EPS, adjusted	$0.28	$0.27

Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2009 EPS	2008 EPS
Diluted EPS from continuing operations, as reported	$0.82	$1.01
Diluted EPS from discontinued operations, as reported	$0.01	$0.01
Diluted EPS from extraordinary items, as reported	—	$0.05
Diluted EPS, as reported	$0.83	$1.07
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	$(0.01)	$(0.01)
• Diluted EPS from extraordinary items	—	$(0.05)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.40	$0.20
Diluted EPS, adjusted	$1.22	$1.21

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported fourth-quarter 2009 segment EBIT from continuing operations of $548 million, compared to $532 million in the fourth quarter 2008.

USFE&G results increased due primarily to higher Allowance for Funds Used During Construction (AFUDC) from Duke Energy’s ongoing construction program, and increased wholesale sales. Partially offsetting these increases was a decline in weather-adjusted sales, primarily to industrial customers.

Full-year 2009 segment EBIT from continuing operations for USFE&G was $2,321 million, compared to $2,398 million in 2008.

Commercial Power

Commercial Power reported fourth-quarter 2009 segment EBIT from continuing operations of $68 million, compared to a loss of $9 million in the fourth quarter 2008. Commercial Power results increased due primarily to lower mark-to-market losses on economic hedges, non-native margin increases primarily as a result of higher coal sales, and favorable results from the Midwest gas assets. These increases were partially offset by lower retail sales volumes due to the economy and competition in Ohio. The effects of competition in Ohio were partially offset by customer acquisition efforts by our competitive retail subsidiary.

Full-year 2009 segment EBIT from continuing operations for Commercial Power was $27 million, compared to $264 million in 2008. The reduction from 2008 was primarily due to third-quarter 2009 non-cash goodwill impairment charges of approximately $400 million related to non-regulated generation operations in the Midwest.

Duke Energy International (DEI)

Duke Energy International (DEI) reported fourth-quarter 2009 segment EBIT from continuing operations of $104 million, consistent with the fourth quarter 2008.

DEI’s results for the quarter were driven primarily by favorable average foreign exchange rates and increased earnings at National Methanol, offset by an impairment charge on our non-core equity investment in Greece.

Full-year 2009 segment EBIT from continuing operations for DEI was $365 million, compared to $411 million in 2008.

Other

Other includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

Other reported a fourth-quarter 2009 net expense from continuing operations of $58 million, compared to $108 million in the fourth quarter 2008. The improvement was the result of favorable captive insurance results, including improved investment performance, as well as lower governance costs.

Full-year 2009 net expense from continuing operations for Other was $251 million, compared to $568 million in 2008. The 2008 results were heavily affected by impairments recorded at Crescent Resources, Duke Energy’s real estate joint venture, which has filed for Chapter 11 bankruptcy protection.

INTEREST EXPENSE

Fourth quarter 2009 interest expense was $191 million compared to $189 million in the fourth quarter 2008. Full-year 2009 interest expense was $751 million, compared to $741 million for 2008. The increase in interest expense for the fourth quarter and full-year 2009 was primarily due to higher debt balances, offset by lower average interest rates on floating rate debt and commercial paper balances.

INCOME TAX

Income tax expense from continuing operations in fourth quarter 2009 was $158 million, compared to $95 million in fourth quarter 2008. The effective tax rate was approximately 32 percent, compared to 27 percent in the fourth quarter 2008. Full-year 2009 income tax expense from continuing operations was $758 million, compared to $616 million in 2008. The effective tax rate for full-year 2009 was approximately 41 percent, compared to approximately 33 percent in 2008. The increase in the effective tax rate is primarily due to the effect of a non-deductible goodwill impairment recognized in the third quarter 2009.

ANALYST MEETING IN NEW YORK CITY

On Feb. 16 at 8 a.m. EST, Chairman, President and Chief Executive Officer Jim Rogers and the Duke Energy management team will host the company’s annual investor and analyst meeting in New York City. In addition to discussing the fourth quarter 2009 and year-end results, company executives will provide updates on the company’s operating businesses, report on regulatory initiatives and offer the company’s financial and business outlook for 2010 and beyond.

The meeting will be webcast starting at 8 a.m. EST. The live webcast can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 785-830-1926 outside the United States or 800-533-9703 in the United States. The confirmation code is 8584201. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the analyst meeting will be available until midnight EST, Feb. 26, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 8584201. A replay and transcript of the webcast also will be available by accessing the investors’ section of the company’s Web site.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states — North Carolina, South Carolina, Indiana, Ohio and Kentucky – representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued

industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

DECEMBER 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share amounts and where noted)	2009	2008	2009	2008
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.26	$0.21	$0.82	$1.01
Diluted	$0.26	$0.21	$0.82	$1.01
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$0.01	$0.02
Diluted	$—	$—	$0.01	$0.01
Earnings Per Share (before extraordinary items)
Basic	$0.26	$0.21	$0.83	$1.03
Diluted	$0.26	$0.21	$0.83	$1.02
Earnings Per Share (from extraordinary items)
Basic	$—	$0.05	$—	$0.05
Diluted	$—	$0.05	$—	$0.05
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.26	$0.26	$0.83	$1.08
Diluted	$0.26	$0.26	$0.83	$1.07
Dividends Per Share	$0.24	$0.23	$0.94	$0.90
Weighted-Average Shares Outstanding
Basic	1,306	1,267	1,293	1,265
Diluted	1,307	1,268	1,294	1,267
INCOME
Operating Revenues	$3,110	$3,133	$12,731	$13,207

Total Reportable Segment EBIT	720	627	2,713	3,073
Other EBIT	(58)	(108)	(251)	(568)
Interest Expense	(191)	(189)	(751)	(741)
Interest Income and Other (a)	23	26	120	127
Income Tax Expense from Continuing Operations	(158)	(95)	(758)	(616)
Income from Discontinued Operations, net of tax	12	2	12	16
Extraordinary Items, net of tax	—	67	—	67

Net Income	348	330	1,085	1,358
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2	(1)	10	(4)

Net Income Attributable to Duke Energy Corporation	$346	$331	$1,075	$1,362

CAPITALIZATION
Total Common Equity			56%	59%
Total Debt			44%	41%
Total Debt			$17,015	$14,439
Book Value Per Share			$16.72	$16.62
Actual Shares Outstanding			1,309	1,272
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,062	$982	$3,560	$3,650
Commercial Power	126	222	688	870
International Energy	60	53	128	161
Other	58	52	181	241

Total Capital and Investment Expenditures	$1,306	$1,309	$4,557	$4,922

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$548	$532	$2,321	$2,398
Commercial Power (b)	68	(9)	27	264
International Energy	104	104	365	411

Total Reportable Segment EBIT	720	627	2,713	3,073
Other EBIT	(58)	(108)	(251)	(568)
Interest Expense	(191)	(189)	(751)	(741)
Interest Income and Other (a)	23	26	120	127

Income From Continuing Operations Before Income Taxes	$494	$356	$1,831	$1,891

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of approximately $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in Ohio.

DECEMBER 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2009	2008	2009	2008
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,276	$2,458	$9,433	$10,159
Operating Expenses	1,764	1,948	7,263	7,889
Gains (Losses) on Sales of Other Assets and Other, net	(1)	2	20	6
Other Income and Expenses, net	37	20	131	122

EBIT	$548	$532	$2,321	$2,398

Depreciation and Amortization	$310	$317	$1,290	$1,326
Duke Energy Carolinas GWh sales	19,180	19,601	79,830	85,476
Duke Energy Midwest GWh sales	14,277	14,663	56,753	62,523
Net Proportional MW Capacity in Operation			26,957	27,438
COMMERCIAL POWER
Operating Revenues	$494	$397	$2,114	$1,826
Operating Expenses (a)	439	426	2,134	1,645
Gains (Losses) on Sales of Other Assets and Other, net	4	13	12	59
Other Income and Expenses, net	9	7	35	24

EBIT	$68	$(9)	$27	$264

Depreciation and Amortization	$51	$46	$206	$174
Actual Plant Production, GWh	6,828	4,306	26,962	20,199
Net Proportional MW Capacity in Operation			8,005	7,641
INTERNATIONAL ENERGY
Operating Revenues	$339	$265	$1,158	$1,185
Operating Expenses	240	183	834	899
Gains (Losses) on Sales of Other Assets and Other, net	1	—	—	1
Other Income and Expenses, net	10	27	63	146
Expense Attributable to Noncontrolling Interests	6	5	22	22

EBIT	$104	$104	$365	$411

Depreciation and Amortization	$21	$20	$81	$84
Sales, GWh	6,174	4,525	19,978	18,066
Proportional MW Capacity in Operation			4,053	4,018
OTHER
Operating Revenues	$31	$40	$128	$134
Operating Expenses	106	118	389	429
Gains (Losses) on Sales of Other Assets and Other, net	—	1	4	3
Other Income and Expenses, net	15	(34)	2	(288)
Benefit Attributable to Noncontrolling Interests	(2)	(3)	(4)	(12)

EBIT	$(58)	$(108)	$(251)	$(568)

Depreciation and Amortization	$21	$24	$79	$86
(a)	Includes non-cash impairment charges of approximately $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in Ohio.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2009	2008
Operating Revenues	$12,731	$13,207
Operating Expenses	10,518	10,765
Gains on Sales of Other Assets and Other, net	36	69

Operating Income	2,249	2,511

Other Income and Expenses, net	333	121
Interest Expense	751	741

Income From Continuing Operations Before Income Taxes	1,831	1,891
Income Tax Expense from Continuing Operations	758	616

Income From Continuing Operations	1,073	1,275
Income From Discontinued Operations, net of tax	12	16

Income Before Extraordinary Items	1,085	1,291
Extraordinary Items, net of tax	—	67

Net Income	1,085	1,358

Less: Net Income (Loss) Attributable to Noncontrolling Interests	10	(4)

Net Income Attributable to Duke Energy Corporation	$1,075	$1,362

Earnings Per Share – Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.82	$1.01
Diluted	$0.82	$1.01
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.01	$0.02
Diluted	$0.01	$0.01
Earnings per share (before extraordinary items)
Basic	$0.83	$1.03
Diluted	$0.83	$1.02
Earnings per share (from extraordinary items)
Basic	$—	$0.05
Diluted	$—	$0.05
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.83	$1.08
Diluted	$0.83	$1.07
Dividends per share	$0.94	$0.90
Weighted-average shares outstanding
Basic	1,293	1,265
Diluted	1,294	1,267

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets	$5,766	$5,273
Investments and Other Assets	9,807	10,020
Net Property, Plant and Equipment	37,950	34,036
Regulatory Assets and Deferred Debits	3,517	3,748

Total Assets	$57,040	$53,077

LIABILITIES AND EQUITY
Current Liabilities	$4,088	$4,345
Long-term Debt	16,113	13,250
Deferred Credits and Other Liabilities	14,953	14,331
Equity	21,886	21,151

Total Liabilities and Equity	$57,040	$53,077

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,085	$1,358
Adjustments to reconcile net income to net cash provided by operating activities	2,378	1,970

Net cash provided by operating activities	3,463	3,328

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,492)	(4,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,585	1,591

Net increase in cash and cash equivalents	556	308
Cash and cash equivalents at beginning of period	986	678

Cash and cash equivalents at end of period	$1,542	$986

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2009

	Quarter To Date Ended December 31			Year To Date December 31
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	5,961	6,195	(3.8%)	27,273	27,335	(0.2%)
General Service	6,330	6,456	(2.0%)	26,977	27,288	(1.1%)
Industrial – Textile	917	998	(8.0%)	3,616	4,524	(20.1%)
Industrial – Other	3,885	4,212	(7.8%)	15,588	18,110	(13.9%)

Total Industrial	4,802	5,210	(7.8%)	19,204	22,634	(15.2%)
Other Energy Sales	71	72	0.5%	286	284	0.8%
Regular Resale	23	415	(94.4%)	216	1,756	(87.7%)

Total Regular Sales Billed	17,187	18,347	(6.3%)	73,956	79,297	(6.7%)
Special Sales	1,352	1,149	17.7%	5,301	6,473	(18.1%)

Total Electric Sales	18,539	19,496	(4.9%)	79,257	85,770	(7.6%)
Unbilled Sales	641	105	512.2%	573	(294)	(294.6%)

Total Consolidated Electric Sales – Carolinas	19,180	19,601	(2.1%)	79,830	85,476	(6.6%)
Average Number of Customers
Residential	2,027,762	2,019,186	0.4%	2,024,098	2,012,004	0.6%
General Service	332,056	331,895	0.0%	331,457	331,450	0.0%
Industrial – Textile	635	670	(5.2%)	648	673	(3.7%)
Industrial – Other	6,663	6,712	(0.7%)	6,690	6,602	1.3%

Total Industrial	7,298	7,382	(1.1%)	7,338	7,275	0.9%
Other Energy Sales	14,054	13,823	1.7%	13,960	13,687	2.0%
Regular Resale	6	21	(71.4%)	8	21	(60.7%)

Total Regular Sales	2,381,176	2,372,307	0.4%	2,376,861	2,364,437	0.5%
Special Sales	29	24	23.9%	28	32	(12.0%)

Total Avg Number of Customers – Carolinas	2,381,205	2,372,331	0.4%	2,376,889	2,364,469	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,343	1,311	2.4%	3,339	3,214	3.9%
Cooling Degree Days	22	20	8.7%	1,502	1,542	(2.6%)

Variance from Normal
Heating Degree Days	11.2%	4.5%	n/a	6.5%	(0.8%)	n/a
Cooling Degree Days	(47.8%)	(41.9%)	n/a	0.2%	7.0%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

December 2009

	Quarter Ended December 31,			Year To Date December 31,
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	3,881	4,158	(6.7%)	17,363	18,145	(4.3%)
General Service	4,193	4,457	(5.9%)	17,755	18,398	(3.5%)
Industrial	3,832	3,977	(3.6%)	14,483	17,034	(15.0%)
Other Energy Sales	43	44	(2.3%)	170	174	(2.3%)

Total Regular Electric Sales Billed	11,949	12,636	(5.4%)	49,771	53,751	(7.4%)
Special Sales	2,105	2,080	1.2%	7,065	8,925	(20.8%)

Total Electric Sales Billed – Midwest	14,054	14,716	(4.5%)	56,836	62,676	(9.3%)
Unbilled Sales	223	(53)	520.8%	(83)	(153)	45.8%

Total Electric Sales – Midwest	14,277	14,663	(2.6%)	56,753	62,523	(9.2%)
Average Number of Customers
Residential	1,402,816	1,404,751	(0.1%)	1,400,467	1,404,874	(0.3%)
General Service	184,709	184,877	(0.1%)	184,493	184,819	(0.2%)
Industrial	5,473	5,555	(1.5%)	5,503	5,587	(1.5%)
Other Energy	4,136	4,041	2.4%	4,107	4,000	2.7%

Total Regular Sales	1,597,134	1,599,224	(0.1%)	1,594,570	1,599,280	(0.3%)
Special Sales	17	32	(46.9%)	18	36	(50.0%)

Total Avg Number Electric Customers – Midwest	1,597,151	1,599,256	(0.1%)	1,594,588	1,599,316	(0.3%)
Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,407	1,540	(8.6%)	3,784	4,068	(7.0%)
Cooling Degree Days	2	23	(91.3%)	892	1,066	(16.3%)
Variance from Normal
Heating Degree Days	3.2%	11.0%	n/a	3.2%	9.4%	n/a
Cooling Degree Days	(90.9%)	27.8%	n/a	(19.7%)	2.6%	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Economic Hedges (Mark-to- Market) *		Discontinued Operations/ Extraordinary Items		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$532	$—		$—		$—		$—	$532
Commercial Power	101	—		(110	) B	—		(110)	(9)
International Energy	104	—		—		—		—	104

Total reportable segment EBIT	737	—		(110)		—		(110)	627
Other	(98)	(10	) A	—		—		(10)	(108)

Total reportable segment EBIT and other EBIT	$639	$(10)		$(110)		$—		$(120)	$519
Interest Expense	(189)	—		—		—		—	(189)
Interest Income and Other	26	—		—		—		—	26
Income Taxes from Continuing Operations	(139)	4		40		—		44	(95)
Discontinued Operations, net of taxes	—	—		—		2	C	2	2
Extraordinary Items, net of taxes	—	—		—		67	D	67	67
Net Income Attributable to Noncontrolling Interests	(1)	—		—		—		—	(1)

Net Income (Loss) Attributable to Duke Energy Corporation	$338	$(6)		$(70)		$69		$(7)	$331

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.27	$—		$(0.06)		$0.05		$(0.01)	$0.26

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.27	$—		$(0.06)		$0.05		$(0.01)	$0.26

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $5 million recorded in Operation, maintenance and other and $5 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $34 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $76 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Extraordinary Items, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,267
Diluted	1,268
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations/ Extraordinary Items		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$2,398	$—		$—		$—		$—		$—		$—	$2,398
Commercial Power	421	—		—		(82	) F	(75	) B	—		(157)	264
International Energy	411	—		—		—		—		—		—	411

Total reportable segment EBIT	3,230	—		—		(82)		(75)		—		(157)	3,073
Other	(310)	(44	) A	(214	) E	—		—		—		(258)	(568)

Total reportable segment and other EBIT	$2,920	$(44)		$(214)		$(82)		$(75)		$—		$(415)	$2,505
Interest Expense	(741)	—		—		—		—		—		—	(741)
Interest Income and Other	127	—		—		—		—		—		—	127
Income Taxes from Continuing Operations	(773)	17		83		30		27		—		157	(616)
Discontinued Operations, net of taxes	—	—		—		—		—		16	C	16	16
Extraordinary Items, net of taxes	—	—		—		—		—		67	D	67	67
Net Loss Attributable to Noncontrolling Interests	(4)	—		—		—		—		—		—	(4)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,537	$(27)		$(131)		$(52)		$(48)		$83		$(175)	$1,362

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.21	$(0.02)		$(0.10)		$(0.04)		$(0.04)		$0.07		$(0.13)	$1.08

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.21	$(0.02)		$(0.10)		$(0.04)		$(0.04)		$0.06		$(0.14)	$1.07

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $21 million recorded in Operation, maintenance and other and $23 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $72 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $3 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Extraordinary Items, net of tax on the Consolidated Statements of Operations.

E – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

F – Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,265
Diluted	1,267
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$548	$—		$—		$—		$—		$—	$548
Commercial Power	100	—		—		(32	) B	—		(32)	68
International Energy	122	—		(18	) D	—		—		(18)	104

Total reportable segment EBIT	770	—		(18)		(32)		—		(50)	720
Other	(56)	(2	) A	—		—		—		(2)	(58)

Total reportable segment and Other EBIT	$714	$(2)		$(18)		$(32)		$—		$(52)	$662
Interest Expense	(191)	—		—		—		—		—	(191)
Interest Income and Other	23	—		—		—		—		—	23
Income Taxes from Continuing Operations	(177)	1		6		12		—		19	(158)
Discontinued Operations, net of taxes	—	—		—		—		12	C	12	12
Net Income Attributable to Non-controlling Interests	2	—		—		—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$367	$(1)		$(12)		$(20)		$12		$(21)	$346

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.28	$—		$—		$(0.02)		$—		$(0.02)	$0.26

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.28	$—		$—		$(0.02)		$—		$(0.02)	$0.26

Note 1– Amounts for special items are presented net of any related noncontrolling interest.

A – $4 million credit recorded in Operation, maintenance and other and $6 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $7 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $25 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Losses on sales and impairments of unconsolidated affiliates within Other income and expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,306
Diluted	1,307
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$2,321	$—		$—		$—		$—		$—		$—		$—	$2,321
Commercial Power	500	—		—		—		(413	) D	(60	) B	—		(473)	27
International Energy	409	—		—		(26	) E	(18	) D	—		—		(44)	365

Total reportable segment EBIT	3,230	—		—		(26)		(431)		(60)		—		(517)	2,713
Other	(200)	(25	) A	(26	) F	—		—		—		—		(51)	(251)

Total reportable segment and Other EBIT	$3,030	$(25)		$(26)		$(26)		$(431)		$(60)		$—		$(568)	$2,462
Interest Expense	(745)	—		—		(6)		—		—		—		(6)	(751)
Interest Income and Other	120	—		—		—		—		—		—		—	120
Income Taxes from Continuing Operations	(818)	10		(3)		10		21		22		—		60	(758)
Discontinued Operations, net of taxes	—	—		—		—		—		—		12	C	12	12
Net Income Attributable to Noncontrolling Interests	10	—		—		—		—		—		—		—	10

Net Income (Loss) Attributable to Duke Energy Corporation	$1,577	$(15)		$(29)		$(22)		$(410)		$(38)		$12		$(502)	$1,075

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $5 million recorded in Operation, maintenance and other and $20 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $58 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – $413 million recorded in Goodwill and other impairment charges within Operating Expenses and $18 million recorded in Losses on sales and impairments of unconsolidated affiliates within Other income and expenses on the Consolidated Statements of Operations.

E – $30 million recorded in Operation, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power – non-regulated, and $2 million as a reduction to Net income (loss) attributable to noncontrolling interests on the Consolidated Statements of Operations.

F- Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,293
Diluted	1,294
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.